SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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ATLANTIS BUSINESS DEVELOPMENT CORPORATION

(Name of registrant as Specified in its Charter)

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ATLANTIS BUSINESS DEVELOPMENT CORPORATION

54 BROAD STREET, SUITE 200B

RED BANK, NJ 07701

NOTICE OF SHAREHOLDER ACTION BY WRITTEN

CONSENT ON OR ABOUT MAY 20, 2004

This Information Statement, which is being provided to shareholders on or about May 25, 2004, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act, as amended, by Atlantis Business Development Corporation (the "Company").

To the Shareholders:

Notice is hereby given that the holders of a majority of the outstanding shares of the Company's common stock have acted by written consent to approve the following actions:

  Approve the 2004 Employee Stock Incentive Plan, approved by the Board of Directors.

Only shareholders of record at the close of business on May 20, 2004 are being given notice of the Action by Written Consent. Since the actions above have been approved by a majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

This is not a notice of a meeting of stockholders and no stockholder meeting will be held to consider any matter described herein.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Sincerely,

/s/ John Figliolini

John Figliolini

President and CEO

ATLANTIS BUSINESS DEVELOPMENT CORPORATION

INFORMATION STATEMENTS

GENERAL INFORMATION

General

This information is being provided to the shareholders of Atlantis Business Development Corporation, a Delaware corporation (the "Company"), in connection with the action by written consent of the holders of a majority of the Company's issued and outstanding shares, in lieu of a special meeting, to approve the Employee Stock Incentive Plan approved by the Board of Directors on May 20, 2004.

Record Date and Voting Securities

Only shareholders of record at the close of business on May 20, 2004 are entitled to notice of the action taken, as described herein. On May 20, 2004, the Company had outstanding 24,762,300 shares of common stock, $0.001 par value, each of which was entitled to one vote.

On May 24, 2004, the holders of a majority of the Company's voting power approved the Employee Stock Options Plan.

This Information Statement was first provided to the Company's shareholders on or about May 25, 2004.

PROPOSAL ONE

STOCK COMPENSATION PLAN

The Board of Directors has adopted an Employee Stock Inceptive Plan (the "Plan"), which provides for the issuance of up to four million (4,000,000) shares of common stock to Directors and other employees and individuals providing services to the Company. The shares would be awarded by Board of Directors based on a recommendation of the Board or Compensation Committee assembled by the Board for administration of the Plan.

No Dissenters' Rights: Pursuant to the Delaware Code, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of March 20, 2004 regarding the Company's Common Stock owned of record or beneficially by (i) each person known to the Company who owns beneficially 5% or more of the Company's Common Stock; (ii) each of the Company's directors; and (iii) all officers and directors as a group.

Name of Beneficial Owner	Nature of Affiliation	Shares of Common Stock Beneficially Owned (3)	Percentage of Shares of Common Stock Beneficially owned
Brian Zucker(1)	CEO, President, Director	10,389,540(4)	41.9%%
Tim DeHerrera(2)	Secretary, Treasurer, Director	5,364,903(4)	21.6%
Leon Reingold(1)	Director	0	0%
Leon Goldn(1)	Director	0	0%
John Leo(1)	Director	0	0%
Rafael Marte	Director	0	0%
Louis Feld	Director	0	0
P. James Voloshin(2)	Shareholder	5,688,877(4)	23.0%
Renee Voloshin(2)	Shareholder	0(4)	0%
Lloyd Madison Capital Holdings, Inc.	Shareholder	10,389,540(4)	41.9%
Artimis Equity Hedge Fund, Ltd.	Bondholder	1,318,378	5.3%

  The address of these affiliates is 54 Broad Street, Suite 200B, Red Bank, NJ 07701

  The address of Mr. DeHerrera and Dr. and Mrs. Voloshin is Box 694, Colorado Springs, Colorado, 80903. Renee Voloshin is the wife of Dr. P. James Voloshin. Dr. Voloshin disclaims any beneficial ownership of Mrs. Voloshin's preferred shares

  Based on 24,762,300 shares of Common Stock issued and outstanding as of May 20, 2004.

  On April 1, 2003 the Company issued one million (1,000,000) shares of Preferred Stock each to affiliates Tim DeHerrera and P. James Voloshin for the cancellation of their employment agreements and in lieu of deferred cash compensation during the term of these agreements. On April 4, 2003, Mr. DeHerrera and Dr. Voloshin sold 519,447 shares each of their Preferred Stock to Lloyd Madison Capital Holding, Inc. for the consideration of $2,500 each (see page 3 for stock sales and transfers). Each share of Preferred Stock is convertible into ten shares of Common Stock of the Company irrespective of whatever previous reverse or forward stock splits, if any, is effectuated by the Company prior to any notice of conversion.

  Mr. Zucker, by his 100% stock ownership of Lloyd Madison Capital Holdings, Inc., is deemed to beneficially own the same ownership.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

None of the Company's executive officers received any compensation for services rendered during the fiscal year ended March 31, 2004. The following tables set forth the compensation received by the Company's Chief Executive Officer for services rendered during the last two fiscal years ended March 31, 2004.

Individual	Capacity in which Served	Compensation
		Fiscal Year	Salary	Bonus	Other
Tim C. DeHerrera	President	March 31, 2003	None	None	None
Tim C. DeHerrera	President	March 31, 2004	None	None	None
P. James Voloshin	Secretary	March 31, 2003	None	None	None
P. James Voloshin	Secretary	March 31, 2004	None	None	None

By the Order of the Board of Directors

ATLANTIS BUSINESS DEVELOPMENT CORPORATION

Date: 5/25/04         By:/s/ John Figliolini

                                    John Figliolini, President, CEO